Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ELIXIR PHARMACEUTICALS, INC.

Elixir Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Elixir Pharmaceuticals, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 16, 1999.

2. This Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Third Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on September 4, 2007 as amended by that Certificate of Amendment filed on December 17, 2007 (as amended, the “Third Amended and Restated Certificate”), and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”).

3. The text of the Third Amended and Restated Certificate is hereby amended and restated, as follows.

FIRST. The name of the Corporation is Elixir Pharmaceuticals, Inc.

SECOND. The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 231,065,076 shares, consisting solely of:

(a) 100,000,000 shares of Common Stock, $.001 par value per share; and

(b) 126,065,076 shares of Preferred Stock, $.001 par value per share (“pre-IPO Preferred Stock”), of which:

(i) 13,595,558 shares shall be designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 300,000 shares shall be designated Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock” and together with the Series A Preferred Stock, the “Series A/A-2 Preferred Stock”);

(ii) 43,523,745 shares shall be designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”), 1,000,000 shares shall be designated Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”) and 460,933 shares shall be designated Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred Stock” and together with the Series B Preferred Stock and the Series B-1 Preferred Stock, the “Series B/B-1/B-2 Preferred Stock”);

(iii) 32,184,840 shares shall be designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”); and

(iv) 35,000,000 shares shall be designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”).

(c) 5,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.001 per share (the “Undesignated Preferred Stock” and, together with the pre-IPO Preferred Stock, the “Preferred Stock”).

The Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are collectively referred to herein as the “Series Preferred Stock”.

Except as otherwise may be required by law, for purposes of Sections III(A), III(B), III(C), III(D), III(E)(1)(h), III(E)(2), III(E)(3), III(E)(6), III(E)(7), III(E)(8), III(E)(9), III(E)(10) III(E)(11), III(E)(12), III(E)(13), III(E)(14), III(E)(15) and III(F) of Article FOURTH hereof (i) the Series B Preferred Stock, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock shall be treated collectively as a single series of Preferred Stock referred to herein as Series B/B-1/B-2 Preferred Stock and (ii) the Series A Preferred Stock and the Series A-2 Preferred Stock shall be treated collectively as a single series of Preferred Stock referred to herein as the Series A/A-2 Preferred Stock.

The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Preferred Stock (subject to the terms of the pre-IPO Preferred Stock and except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

I. COMMON STOCK. Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Undesignated Preferred Stock):

A. Voting. The holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

B. Dividends. Dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board or any authorized committee thereof; and

C. Liquidation. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

II. PRE-IPO PREFERRED STOCK.

Pre-IPO Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms as stated or expressed herein. Any shares of Pre-IPO Preferred Stock which may be redeemed, purchased or acquired by the Corporation shall not be reissued. Different series of Pre-IPO Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

III. THE SERIES PREFERRED STOCK

A. Voting.

1. General. Except as may be otherwise provided in these terms of the Series Preferred Stock or by law, the Series Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to actions amending the Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock. Each share of Series Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series Preferred Stock is then convertible.

2. Board Seats. The holders of the Series A/A-2 Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the Corporation (the “Series A/A-2 Director”). The holders of the Series B/B-1/B-2 Preferred Stock, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation (the “Series B/B-1/B-2 Directors”). The holders of the Series D Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the Corporation (the “Series D Director”). Seven (7) additional directors of the Corporation shall be such persons, if any, who have each received a majority vote of the holders of the Series Preferred Stock and the Common Stock, voting together as a single class. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A/A-2 Preferred Stock then outstanding shall constitute a quorum of the Series A/A-2 Preferred Stock for the election of any director to be elected solely by the holders of the Series A/A-2 Preferred Stock or jointly by the holders of the Series A/A-2 Preferred Stock, the Series B/B-1/B-2 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Common Stock. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series B/B-1/B-2 Preferred Stock then outstanding shall constitute a quorum of the Series B/B-1/B-2 Preferred Stock for the election of any director to be elected solely by the holders of the Series B/B-1/B-2 Preferred Stock or jointly by the holders of the Series A/A-2 Preferred Stock, the Series B/B-1/B-2 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Common Stock. At any meeting (or written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the election of any director to be elected jointly by the holders of the Series A/A-2 Preferred Stock, the Series B/B-1/B-2 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Common Stock. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series D Preferred Stock then outstanding shall constitute a quorum of the Series D Preferred Stock for the election of any director to be elected solely by the holders of the Series D Preferred Stock or jointly by the holders of the Series A/A-2 Preferred Stock, the Series B/B-1/B-2 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Common Stock. A vacancy in any directorship elected solely by the holders of the Series A/A-2 Preferred Stock, the Series B/B-1/B-2 Preferred Stock or the Series D Preferred Stock, as the case may be, shall be filled only by vote or written consent of the holders of such series of pre-IPO Preferred Stock, and a vacancy in any directorship elected jointly by the holders of the Series A/A-2 Preferred Stock, the Series B/B-1/B-2 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Common Stock shall be filled only by vote or written consent of the holders of the Series A/A-2 Preferred Stock, the Series B/B-1/B-2 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Common Stock as provided above.

3. Series A-2 Preferred Stock; Series B-2 Preferred Stock. The number of authorized shares of Series A-2 Preferred Stock and Series B-2 Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

B. Dividends.

1. Series D and Series C Preferred Stock. The holders of the Series D Preferred Stock and the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly, non-cumulative dividends at the rate per annum of $0.08 per share (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series D Preferred Stock or Series C Preferred Stock, as applicable). The holders of the Series B/B-1/B-2 Preferred Stock, the Series A/A-2 Preferred Stock and the Common Stock shall not receive any cash dividends thereon, unless a dividend is first declared and paid to the holders of the Series D Preferred Stock and the Series C Preferred Stock as set forth above. For purposes hereof, the Series D Preferred Stock and the Series C Preferred Stock shall rank pari passu on the payment of dividends.

2. Series B/B-1/B-2 Preferred Stock. The holders of the Series B/B-1/B-2 Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly, non-cumulative dividends at the rate per annum of $0.08 per share (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series B/B-1/B-2 Preferred Stock). The holders of the Series A/A-2 Preferred Stock and the Common Stock shall not receive any cash dividends thereon, unless a dividend is first declared and paid to the holders of the Series B/B-1/B-2 Preferred Stock as set forth above. For purposes hereof, the Series B Preferred Stock, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock shall rank pari passu on the payment of dividends.

3. Series A/A-2 Preferred Stock. The holders of the Series A/A-2 Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly, non-cumulative dividends at the rate per annum of $0.08 per share (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series A/A-2 Preferred Stock). The holders of Common Stock shall not receive any cash dividends thereon, unless a dividend is first declared and paid to the holders of the Series A Preferred Stock as set forth above. For purposes hereof, the Series A Preferred Stock and the Series A-2 Preferred Stock shall rank pari passu on the payment of dividends.

C. Liquidation.

1. Series D Preferred Stock and Series C Preferred Stock Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series D Preferred Stock and Series C Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series D Preferred Stock and Series C Preferred Stock, including the Series A/A-2 Preferred Stock, the Series B/B-1/B-2 Preferred Stock and the Common Stock, to be paid an amount equal to $1.00 per share (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series D Preferred Stock or the Series C Preferred Stock, as applicable) plus, in the case of each share, any dividends declared but unpaid thereon, such amount payable with respect to one share of Series D Preferred Stock being sometimes referred to as the “Series D Liquidation Preference Payment” and such amount payable with respect to one share of Series C Preferred Stock being sometimes referred to as the “Series C Liquidation Preference Payment” and with respect to all shares of Series C Preferred Stock being sometimes referred to as the “Series C Liquidation Preference Payments” and with respect to all shares of Series D Preferred Stock being sometimes referred to as the “Series D Liquidation Preference Payments.” If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series D Preferred Stock and Series C Preferred Stock shall be insufficient to permit payment in full to the holders of Series D Preferred Stock and the Series C Preferred Stock of the Series D Liquidation Preference Payments and the Series C Liquidation Preference Payments, respectively, then the entire remaining assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series D Preferred Stock and Series C Preferred Stock.

2. Series B/B-1/B-2 Preferred Stock Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B/B-1/B-2 Preferred Stock shall be entitled, after payment of all amounts owing to holders of the Series D Preferred Stock and the Series C Preferred Stock and all other shares of capital stock ranking senior to the Series B/B-1/B-2 Preferred Stock but before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B/B 1/B-2 Preferred Stock, including the Series A/A-2 Preferred Stock and the Common Stock, to be paid an amount equal to $1.00 per share (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series B/B-1/B-2 Preferred Stock) plus, in the case of each share, any dividends declared but unpaid thereon, such amount payable with respect to one share of Series B/B-1/B-2 Preferred Stock being sometimes referred to as the “Series B/B -1/B-2 Liquidation Preference Payment” and with respect to all shares of Series B/B-1/B-2 Preferred Stock being sometimes referred to as the “Series B/B-1/B-2 Liquidation Preference Payments.” If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B/B-1/B-2 Preferred Stock, after payment of the Series D Liquidation Preference Payments and the Series C Liquidation Preference Payments, shall be insufficient to permit payment in full to the holders of Series B/B-1/B-2 Preferred Stock of the Series B/B-1/B-2 Liquidation Preference Payments, then the entire remaining assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series B/B-1/B-2 Preferred Stock.

3. Series A/A-2 Preferred Stock Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A/A-2 Preferred Stock shall be entitled, after payment of all amounts owing to holders of the Series D Preferred Stock, the Series C Preferred Stock and the Series B/B-1/B-2 Preferred Stock and all other shares of capital stock ranking senior to the Series A/A-2 Preferred Stock but before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A/A-2 Preferred Stock, including the Common Stock, to be paid an amount equal to $1.00 per share (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series A/A-2 Preferred Stock) plus, in the case of each share, any dividends declared but unpaid thereon, such amount payable with respect to one share of Series A/A-2 Preferred Stock being sometimes referred to as the “Series A/A-2 Liquidation Preference Payment” and with respect to all shares of Series A/A-2 Preferred Stock being sometimes referred to as the “Series A/A-2 Liquidation Preference Payments” and, collectively with the Series D Liquidation Preference Payments, the Series C Liquidation Preference Payments and the Series B/B-1/B-2 Liquidation Preference Payments, as the “Liquidation Preference Payments.” If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A/A-2 Preferred Stock, after payment of the Series D Liquidation Preference Payments, the Series C Liquidation Preference Payments and the Series B/B-1/B-2 Liquidation Preference Payments, shall be insufficient to permit payment in full to the holders of Series A/A-2 Preferred Stock of the Series A/A-2 Liquidation Preference Payments, then the entire remaining assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A/A-2 Preferred Stock.

4. Remaining Liquidating Distribution. After payment has been made in full pursuant to Sections III(C)(1), III(C)(2) and III(C)(3) above, or the Corporation shall have set aside funds sufficient for such payments in trust for the account of such holders so as to be available for such payment, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock, the Series C Preferred Stock, the Series B/B-1/B-2 Preferred Stock, the Series A/A-2 Preferred Stock and the Common Stock (with each share of Series D Preferred Stock, Series C Preferred Stock, Series B/B-1/B-2 Preferred Stock and Series A/A-2 Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution).

5. Notice of Liquidation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the payments due to be made pursuant to Sections III(C)(1), III(C)(2), III(C)(3) and III(C)(4) and the place where said payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Series Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

6. Treatment of Mergers, Consolidations, Stock Sales and Sales of Assets. Unless the holders of at least seventy five percent (75%) of the then outstanding shares of Series Preferred Stock otherwise elect by giving written notice thereof to the Corporation at least ten (10) days before the effective date of such a transaction, each of (i) the consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger following which the holders of the Corporation’s capital stock immediately prior to such consolidation or merger continue to hold at least a majority of the outstanding capital stock of the surviving entity in such merger or consolidation), (ii) the disposition by holders of the Corporation’s then outstanding capital stock of at least a majority of the then outstanding equity voting power of the Corporation in a single or a series of related transactions and (iii) the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section III(C). In connection with any such transaction contemplated by the preceding sentence, all consideration payable to the stockholders of the Corporation, in connection with a consolidation, merger or stock sale, or all consideration payable to the Corporation, together with all other available assets of the Corporation (net of obligations owed by the Corporation), in the case of an asset sale, shall be paid to and deemed (to the fullest extent permitted by law) distributed (in the case of a consolidation, merger or stock sale) or available for distribution and payment as provided herein (in the case of a sale of assets), as applicable, to the holders of capital stock of the Corporation in accordance with the preference and priorities set forth in this Section III(C), with such preferences and priorities specifically intended to be applicable in any such merger, consolidation or sale transaction as if the same were a liquidation, dissolution or winding up. If applicable, the Corporation shall either: (i) cause the agreement and plan of merger or consolidation to provide as a consequence of such merger or consolidation for the conversion of the Series Preferred Stock into the right to receive an amount equal to the applicable amount payable under this Section III(C); (ii) cause the stock purchase agreement to provide to the holders of Series Preferred Stock as a consequence of such stock sale an amount equal to the applicable amount payable under this Section III(C); or (iii) immediately concurrent with the consummation of the sale of all or substantially all of the assets of the Corporation, provide for the redemption of all outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B/B-1/B-2 Preferred Stock and/or Series A/A-2 Preferred Stock, as the case may be, for an amount equal to the applicable amount calculated in accordance with this Section III(C). In the event of the foregoing redemption, (a) the Corporation shall revalue its assets and liabilities to the fullest extent permitted by law to determine lawfully available funds for such redemption, and (b) if the Corporation shall not have such funds available to redeem all such shares, the Corporation shall redeem such shares to the fullest extent of available funds as the same became available. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A/A-2 Preferred Stock, the Series A/A-2 Preferred Stock shall rank on liquidation junior to the Series B/B-1/B-2 Preferred Stock and the Series B/B-1/B-2 Preferred Stock shall rank on liquidation junior to the Series C Preferred Stock and the Series D Preferred Stock.

D. Restrictions and Limitations.

1. Series Preferred Stock. In addition to any other voting rights of the holders of the Series Preferred Stock specified in this Certificate of Incorporation, at any time when shares of Series Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, without the approval of (i) the holders of at least a majority of the then outstanding shares of Series A/A-2 Preferred Stock, (ii) the holders of at least two-thirds (66 2/3%) of the then outstanding shares of Series B/B-1/B-2 Preferred Stock and (iii) the holders of at least two-thirds (66 2/3%) of the then outstanding shares of Series C Preferred Stock and Series D Preferred Stock voting together as a single class (each share of Series Preferred Stock to be entitled to one vote for each share of Common Stock into which it is then convertible), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series or a class (as the case may be), the Corporation will not (by merger, consolidation, recapitalization or otherwise):

(a) consent to any recapitalization, reorganization, liquidation, voluntary dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of a significant portion of its assets or intellectual property;

(b) pay any dividend or make any distribution on, any shares of Common Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock;

(c) issue any shares of Common Stock other than (i) (1) up to that number of shares equal to the Option Basket (as defined below) of Common Stock reserved for issuance either to employees, directors and consultants of the Corporation in connection with their service to the Corporation, (2) shares issued pursuant to the Agency Agreement by and between Compton Overseas Investment Ltd. and the Corporation dated September 4, 2003, as amended and restated through September 4, 2007, the date upon which the Third Amended and Restated Certificate was accepted for filing by the Secretary of State of the State of Delaware (such agreement as so amended and restated through such date, the “Agency Agreement” and such date, the “Filing Date”) or (3) shares issued in connection with the licensing of technology as long as such issuances are approved by the Board of Directors, which approval must consist of the approval of the Series A/A-2 Director, the Series B/B-1/B-2 Directors and the Series D Director (the shares described in the foregoing clauses (i)(1), (i)(2) and (i)(3), collectively, the “Reserved Shares”), (ii) upon the exercise of warrants (1) issued on or before the Filing Date, or thereafter if the issuance of such warrants has been approved by a majority of the Board of Directors of the Corporation, which approval must include the approval of the Series A/A-2 Director, the Series B/B-1/B-2 Directors and the Series D Director, (2) issued pursuant to the Agency Agreement, and (3) issued pursuant to that certain Series D Preferred Stock Purchase Agreement dated on or about the Filing Date (the “Series D Purchase Agreement”) by and among the Corporation and the parties named therein (the shares described in the foregoing clauses (ii)(1), (ii)(2) and (ii)(3), collectively, the “Warrant Shares”), (iii) shares issued by the Corporation in an Qualified Public Offering or issued and sold to a collaborative partner of the Corporation in a private placement closing simultaneously with the closing of such Qualified Public Offering, provided that such issuance and sale is approved by a majority of the Board of Directors (which majority shall include the Series B/B-1/B-2 Directors, the Series A/A-2 Director and the Series D Director) (the “QPO Shares”) and (iv) upon conversion of any shares of Series Preferred Stock;

(d) redeem, retire, purchase or otherwise acquire, directly or indirectly, through subsidiaries or otherwise, any shares of capital stock of the Corporation except (i) the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares and (ii) the redemption of the Series Preferred Stock pursuant to Section III(F) hereof;

(e) change the maximum number of directors constituting the Board of Directors to a number other than eleven (11);

(f) issue, authorize or designate any class or series of capital stock having any rights senior to or on parity with any Series Preferred Stock in regard to redemption, distribution of assets upon liquidation, dissolution or winding up of the corporation, voting or dividends; or

(g) amend, alter or repeal its Certificate of Incorporation or By-Laws, if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series Preferred Stock;

For purposes of this Section III(D)(1), “Option Basket” shall mean 23,543,824 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in Section III(E)(6)); provided that such amount of shares may be increased upon approval by a majority of the Board of Directors (which majority shall include the Series B/B-1/B-2 Directors, the Series A/A-2 Director and the Series D Director) of an increase in the amount of shares covered by an existing or newly approved equity incentive plan.

E. Conversions. The holders of shares of Series Preferred Stock shall have the following conversion rights:

1. Right to Convert.

(a) Series A Preferred Stock. Subject to the terms and conditions of this Section III(E), the holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Preferred Stock so to be converted by $1.00 (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series A Preferred Stock) and (ii) dividing the result by the conversion price of $9.522408 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section III(E), then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series A Conversion Price”).

(b) Series A-2 Preferred Stock. Subject to the terms and conditions of this Section III(E), the holder of any share or shares of Series A-2 Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A-2 Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A-2 Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A-2 Preferred Stock so to be converted by $1.00 (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series A-2 Preferred Stock) and (ii) dividing the result by the conversion price of $9.522408 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section III(E), then by the conversion price as last adjusted and in effect at the date any share or shares of Series A-2 Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series A-2 Conversion Price”).

(c) Series B Preferred Stock. Subject to the terms and conditions of this Section III(E), the holder of any share or shares of Series B Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series B Preferred Stock so to be converted by $1.00 (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series B Preferred Stock) and (ii) dividing the result by the conversion price of $7.772090 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section III(E), then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series B Conversion Price”).

(d) Series B-1 Preferred Stock. Subject to the terms and conditions of this Section III(E), the holder of any share or shares of Series B-1 Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B-1 Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B-1 Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series B-1 Preferred Stock so to be converted by $1.00 (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series B-1 Preferred Stock) and (ii) dividing the result by the conversion price of $10.475 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section III(E), then by the conversion price as last adjusted and in effect at the date any share or shares of Series B-1 Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series B-1 Conversion Price”).

(e) Series B-2 Preferred Stock. Subject to the terms and conditions of this Section III(E), the holder of any share or shares of Series B-2 Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B-2 Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B-2 Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series B-2 Preferred Stock so to be converted by $1.00 (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series B-2 Preferred Stock) and (ii) dividing the result by the conversion price of $7.772090 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section III(E), then by the conversion price as last adjusted and in effect at the date any share or shares of Series B-2 Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series B-2 Conversion Price”).

(f) Series C Preferred Stock. Subject to the terms and conditions of this Section III(E), the holder of any share or shares of Series C Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series C Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series C Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series C Preferred Stock so to be converted by $1.00 (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series C Preferred Stock) and (ii) dividing the result by the conversion price of $10.475 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section III(E), then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series C Conversion Price”).

(g) Series D Preferred Stock. Subject to the terms and conditions of this Section III(E), the holder of any share or shares of Series D Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series D Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series D Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series D Preferred Stock so to be converted by $1.00 (appropriately adjusted for any stock splits, stock combinations, recapitalizations and the like of the Series D Preferred Stock) and (ii) dividing the result by the conversion price of $10.475 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section III(E), then by the conversion price as last adjusted and in effect at the date any share or shares of Series D Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series D Conversion Price”). Each of the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series B-2 Conversion Price, the Series C Conversion Price and the Series D Conversion Price shall sometimes be referred to below as the applicable “Conversion Price” and collectively, as the “Conversion Prices.”

(h) Notice. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

2. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Section III(E)(1)(h), above, and surrender of the certificate or certificates for the share or shares of Series Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series

Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the applicable Conversion Price or Conversion Prices, as the case may be, shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

3. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of shares of Series Preferred Stock into shares of Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of any series of Series Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends declared and unpaid on the shares of Series Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in Section III(E)(2). In case the number of shares of Series Preferred Stock represented by the certificate or certificates surrendered pursuant to Section III(E)(1) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of the series of Series Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section III(E)(3), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series Preferred Stock for conversion an amount in cash equal to such fraction multiplied by the then effective applicable Conversion Price.

4. Adjustment of Conversion Price Upon Issuance of Common Stock.

(a) Series A Preferred Stock. Except as provided in Section III(E)(5), if and whenever the Corporation shall issue or sell, or is, in accordance with Sections III(E)(4)(e)(i) through III(E)(4)(e)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series A Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series A Conversion Price and (B) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) an amount equal to the sum of (X) the total number of shares of Common Stock outstanding immediately prior to such issue or sale and (Y) the number of shares of Common Stock so issued or sold. For the avoidance of doubt, for the purpose of this calculation, the number of shares of Common Stock deemed issuable upon conversion or exchange of any outstanding Convertible Securities or Options (as such terms are defined below), including the Series Preferred Stock, shall not give effect to any adjustments to the conversion or exercise price or conversion rate of such Convertible Securities or Options resulting from the sale or issuance of the shares of Common Stock that are the subject of this calculation. For purposes of this Section III(E)(4)(a), the number of shares of Common Stock outstanding at any time shall be calculated on a fully-diluted basis assuming the conversion of all outstanding shares of pre-IPO Preferred Stock, the issuance of all Reserved Shares and Warrant Shares, and the exercise of all issued and outstanding Options and Convertible Securities other than those Options or Convertible Securities issued pursuant to a stock option or other employee incentive plan pursuant to which employees of the Corporation are eligible to participate, including, but not limited to those Options or Convertible Securities issued pursuant to the Corporation’s 2001 Stock Incentive Plan; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $.001 in consideration for all such shares of Common Stock issued or deemed to be issued. Notwithstanding the foregoing, no adjustment in the Series A Conversion Price shall be made if the Corporation receives a notice from the holders of at least a majority of the outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made.

(b) Series B Preferred Stock. Except as provided in Section III(E)(5), if and whenever the Corporation shall issue or sell, or is, in accordance with Sections III(E)(4)(e)(i) through III(E)(4)(e)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series B Conversion Price shall be reduced, concurrently with such issue, to the lowest consideration per share received by the Corporation for such issue or sale; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $.001 in consideration for all such additional shares of Common Stock issued or deemed to be issued. Notwithstanding the foregoing, no adjustment in the Series B Conversion Price shall be made if the Corporation receives a notice from the holders of at least two-thirds (66 2/3%) of the outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made.

(c) Series C Preferred Stock. Except as provided in Section III(E)(5), if and whenever the Corporation shall issue or sell, or is, in accordance with Sections III(E)(4)(e)(i) through III(E)(4)(e)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series C Conversion Price shall be reduced, concurrently with such issue, to the lowest consideration per share received by the Corporation for such issue or sale; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $.001 in consideration for all such additional shares of Common Stock issued or deemed to be issued. Notwithstanding the foregoing, no adjustment in the Series C Conversion Price shall be made if the Corporation receives a notice from the holders of at least two-thirds (66 2/3%) of the outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made.

(d) Series D Preferred Stock. Except as provided in Section III(E)(5), if and whenever the Corporation shall issue or sell, or is, in accordance with Sections III(E)(4)(e)(i) through III(E)(4)(e)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series D Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series D Conversion Price shall be reduced, concurrently with such issue, to the lowest consideration per share received by the Corporation for such issue or sale; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $.001 in consideration for all such additional shares of Common Stock issued or deemed to be issued. Notwithstanding the foregoing, no adjustment in the Series D Conversion Price shall be made if the Corporation receives a notice from the holders of at least two-thirds (66 2/3%) of the outstanding shares of Series D Preferred Stock agreeing that no such adjustment shall be made.

(e) Additional Provisions. For purposes of Sections III(E)(4)(a), III(E)(4)(b), III(E)(4)(c) and III(E)(4)(d), the following subparagraphs (i) through (viii) shall also be applicable:

(i) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph (iii), no adjustment of such Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such

Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (x) except as otherwise provided in subparagraph (iii), no adjustment of such Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of such Conversion Price have been or are to be made pursuant to other provisions of this Section III(E)(4), no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (i) or (ii), or the rate at which Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the applicable Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the applicable Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(iv) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(v) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common

Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

(vi) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section III(E)(4).

(viii) Series A-2 Conversion Price; Series B-1 Conversion Price; Series B-2 Conversion Price. The Series A-2 Conversion Price, the Series B-1 Conversion Price and the Series B-2 Conversion Price shall not be adjusted in any manner at any time pursuant to this Section III(E)(4).

5. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment to a Conversion Price set forth herein from and after the Filing Date for any issuance or deemed issuance of:

(a) securities upon conversion of any shares of Series Preferred Stock;

(b) securities as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock;

(c) the Warrant Shares and the securities exercisable therefor;

(d) the Reserved Shares and the securities exercisable therefor;

(e) the QPO Shares;

(f) securities in connection with any equipment lease financing, licensing, collaboration or other joint venture transaction approved by the Board of Directors, which approval must consist of the approval of the Series A Director, at least one of the Series B Directors and the Series D Director; and

(g) securities issued pursuant to the Series D Purchase Agreement.

6. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Prices in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Prices in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to Section III(E)(4)(e)(iv) by reason thereof.

7. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

8. Notice of Adjustment. Upon any adjustment of the applicable Conversion Price of a series of Series Preferred Stock, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of the affected series at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

9. Other Notices. In case at any time:

(a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least twenty (20) days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least twenty (20) days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

10. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of the Series Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of the Series Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the applicable Conversion Prices in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of a Conversion Price or Conversion Prices if the total number of shares of Common Stock issued and issuable after such action upon conversion of such would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation, as amended.

11. No Reissuance of Series Preferred Stock. Shares of Series Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

12. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of shares of Series Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Series Preferred Stock which are being converted.

13. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Series Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series Preferred Stock in any manner which interferes with the timely conversion of such shares of Series Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

14. Definition of Common Stock. As used in this Section III(E), the term “Common Stock” shall mean and include the Corporation’s authorized Common Stock, par value $0.001 per share, as constituted on the Filing Date, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series Preferred Stock shall include only shares designated as Common Stock of the Corporation on the Filing Date, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section III(E)(7).

15. Mandatory Conversion.

(a) Qualified Public Offering. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $25,000,000, (ii) the price paid by the public for such shares shall be at least $5.00 per share and (iii) the Common Stock is listed on a nationally recognized United States securities market (such a public offering being referred to hereinafter as a “Qualified Public Offering”), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of pre-IPO Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this Section III(E).

(b) Series Election. Holders of two-thirds (66 2/3%) of the outstanding shares of any series of Series Preferred Stock may elect to require all of the outstanding shares of such series of Series Preferred Stock to be converted into Common Stock.

(c) Mechanics of Conversion. Holders of shares of Series Preferred Stock to be so converted as described in subsections (a) and (b), above, may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to Section III(E)(3). Until such time as a holder of shares of Series Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

F. Redemption. All of the outstanding shares of Series Preferred Stock shall be redeemed, at the written request of holders of a majority of the outstanding Series Preferred Stock (the “Redemption Election”) together with the approval required under Section III(D)(1)(d), as follows:

1. Option of Holders. If the Corporation has received a Redemption Election at any time on or after January 31, 2010 but prior to the closing of a Qualified Public Offering, the Corporation shall redeem all outstanding shares of Series Preferred Stock on a date (the “Redemption Date”) no later than the date forty-five (45) days after its receipt of the Redemption Election.

2. Redemption Price and Payment. The Series Preferred Stock to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to $1.00 per share in the case of each series of Series Preferred Stock plus an amount equal to all dividends declared but unpaid thereon, computed to the Redemption Date, such aggregate amounts each being referred to as a “Redemption Price.” Such payment shall be made in full on the Redemption Date to the holders entitled thereto.

3. Redemption Mechanics. At least twenty (20) but not more than thirty (30) days prior to the Redemption Date, written notice (the “Redemption Notice”) shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series Preferred Stock notifying such holder of the redemption and specifying the applicable Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at such holder’s address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the applicable Redemption Price, all rights of holders of shares of Series Preferred Stock (except the right to receive the applicable Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series Preferred Stock on the Redemption Date are insufficient to redeem the total number of outstanding shares of Series Preferred Stock, the holders of shares of Series Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

4. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series Preferred Stock redeemed pursuant to this Section III(F) or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series Preferred Stock.

IV. UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

FIFTH. STOCKHOLDER ACTION

A. Action without Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

B. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

SIXTH. DIRECTORS

A. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

B. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the “By-laws”) shall so provide.

C. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Directors of the Corporation shall be Jonathan J. Fleming, Ansbert K. Gadicke and Dion Madsen; the initial Class II Directors of the Corporation shall be Vernon Cassin, Cynthia J. Kenyon and David Stack; and the initial Class III Directors of the Corporation shall be Vaughn M. Kailian, Bennett M. Shapiro, Robert I. Kriebel and William K. Heiden. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2008, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2009, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2010. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series or class of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

D. Vacancies. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

E. Removal. Subject to the rights, if any, of any series or class of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

SEVENTH. LIMITATION OF LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

EIGHTH. AMENDMENT OF BY-LAWS

A. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

B. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

NINTH. AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate.

[End of Text]

THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of __________, ____.

ELIXIR PHARMACEUTICALS, INC.

Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation – Pricing Charter]